SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                   Date of Report: November 12, 2002
                    (Date of earliest event reported)


                      USFREIGHTWAYS CORPORATION
          (Exact name of registrant as specified in its charter)


       Delaware                         0-19791                    36-3790696

(State or other jurisdiction       (Commission File No.)        (IRS Employer
of incorporation or                                              Identification
    organization)                                                  Number)


   8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois          60631
            (Address of principal executive offices)              (Zip Code)

                          (773) 824-1000
          (Registrant's telephone number, including area code)

                                 N/A
(Former name or former address, if changed since last report)

Item 2.           Disposition of Assets.

On October 30, 2002, USFreightways Corporation (the Registrant) completed the transfer of its freight forwarding units, USF Worldwide Inc. and USF Worldwide Logistics (UK) Ltd. (the Companies) to GPS Logistics, LLC and Seko Worldwide Acquisition LLC (the Transferees) pursuant to a Share Transfer Agreement dated October 17, 2002 through the transfer of the shares of the Companies. As a condition to the transfer and in consideration of Transferees' obligation to assume ownership of the stock of the Companies, the Registrant agreed to contribute $17,000,000 in cash to USF Worldwide Inc. As part of the agreement, the Transferees have the option for a period of up to six months from closing to return its interest in certain assets to the Registrant for $3,000,000 in cash. The Pro Forma financial statements, presented in Item 7b, do not take into account any potential losses that may occur upon the return of the aforementioned certain assets. No material relationship exists between the Transferees and the Registrant, any affiliate of the Registrant, and any director or officer of the Registrant, or any associate of a director or officer of the Registrant.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements

None.

(b) Pro Forma Financial Information


USFreightways Corporation ("USFC")
Unaudited Pro forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of June 29, 2002 and the unadudited pro forma condensed consolidated statements of operations for the six months ended June 29, 2002 and for the years ended December 31, 2001, 2000 and 1999 give effect to the transfer of USF Worldwide, Inc. The unaudited pro forma condensed consolidated balance sheet as of June 29, 2002 assumes that the transfer took place on June 29, 2002. The unaudited pro forma condensed statements of operations give effect to the transfer as if it had occurred at the beginning of the earliest period presented.

The unaudited pro forma condensed consolidated balance sheet and statements of operations are presented for information purposes only and are not necessarily indicative of the financial position or the results of operations that would have been obtained had the transfer of shares actually occurred as of the dates assumed nor is it necessarily indicative of the financial position or future results of operations. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this document. The pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto of USFC contained in our annual report on Form 10-K for the year ended December 31, 2001 and the condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended June 29, 2002.

    USFreightways Corporation ("USFC")
    Pro Forma Condensed Consolidated Balance Sheet
           As of June 29, 2002
     Unaudited (Dollars in Thousands)


                                              USFC         Pro Forma                USFC
                                            Historical    Adjustments             Pro Forma
Assets
Current assets:
     Cash                                  $   58,957     $    (5,365)     3    $   35,192
                                                              (18,400)     1
     Accounts receivable, net                 321,219         (47,175)     3       274,044
     Other receivables                                         31,500      4        31,500
     Other                                     75,239          (2,100)     3        72,611
                                                                ( 528)     4
                                             ________         ________            ________
       Total current assets                   455,415         (42,068)             413,347

Property and equipment, net                   727,391          (1,001)     3       726,390
Goodwill                                      100,504                              100,504
Other intangible assets, net                    1,792            (162)     3         1,630
Notes receivable                               11,036          (6,000)     2         5,036
Other assets                                   22,498                               22,498
                                            _________         ________           _________
Total assets                               $1,318,636     $   (49,231)          $1,269,405
                                            =========         ========           =========
Liabilities and Stockholders' Equity
Current liabilities:
     Current bank debt                     $      645     $        (6)     3    $      639
     Accounts payable                          85,642         (28,376)     3        57,266
     Accrued salaries, wages and benefits     102,630          (2,596)     3       100,034
     Accrued claims and other                  89,729          (5,188)     3        84,541
                                              _______         ________             _______
       Total current liabilities              278,646         (36,166)             242,480

Long-term liabilities:
     Long-term bank debt                        2,318                                2,318
     Notes payable                            250,000                              250,000
     Accrued claims and other                  81,187          (1,033)      3       80,154
     Deferred income taxes                     89,342                               89,342
                                              _______          ______              _______
       Total long-term liabilities            422,847          (1,033)             421,814


Common stockholders' equity                   617,143         (12,032)      5      605,111
                                            _________         ________           _________
Total liabilities and stockholders' equity $1,318,636      $  (49,231)          $1,269,405
                                            =========         ========           ==========

See accompanying notes describing pro forma adjustments.

                                   USFreightways Corporation ("USFC")
                            Pro Forma Consolidated Statement of Operations
                                For the Six Months Ended June 29, 2002
                     Unaudited (Dollars in Thousands, Except Per-Share Amounts)


                                                   USFC            Pro Forma                USFC
                                               Historical        Adjustments            Pro Forma


Operating revenue:
   LTL Trucking                                 $    905,391                           $     905,391
   TL Trucking                                        53,835                                  53,835
   Logistics                                         136,145                                 136,145
   Freight Forwarding                                111,145       $ (111,145)   6                 -
   Intercompany eliminations                          (4,019)                                 (4,019)
                                                   _________         _________             _________
Total operating revenue                            1,202,497         (111,145)             1,091,352
Operating expenses:
   LTL Trucking                                      860,013                                 860,013
   TL Trucking                                        51,417                                  51,417
   Logistics                                         131,779                                 131,779
   Freight Forwarding                                121,427         (121,427)   6                 -
   Freight Forwarding-Asia exit costs                 12,760                                  12,760
   Corporate and other                                15,008           (1,875)   6            13,133
   Intercompany eliminations                          (4,019)                                 (4,019)
                                                   _________         ________              _________
Total operating expenses                           1,188,385         (123,302)             1,065,083
                                                   _________         ________              _________
Income from operations                                14,112           12,157                 26,269

Non-operating income (expense)
   Interest expense                                  (10,455)             225    6           (10,230)
   Interest income                                     1,411              (13)   6             1,398
   Other, net                                           (360)             (21)   6              (381)
                                                     _______           ______                _______
Total non-operating income (expense)                  (9,404)             191                 (9,213)
                                                     _______           ______                _______
Income before income taxes                             4,708           12,348                17,056

Income tax expense                                    (6,431)          (4,445)   6           (10,876)
                                                     ________          ______                _______
Income / (loss) from continuing
   operations                                    $    (1,723)      $    7,903           $      6,180
                                                     ========          ======                =======
Income /(loss) per share from
   continuing operations:     Basic              $     (0.06)      $    0.29            $      0.23
                              Diluted            $     (0.06)      $    0.29            $      0.23

Average shares outstanding:  Basic                26,845,749       26,845,749             26,845,749
                             Diluted              26,845,749       27,385,140             27,385,140

See accompanying notes describing pro forma adjustments.

                                    USFreightways Corporation ("USFC")
                                Pro Forma Consolidated Statement of Operations
                                   For the Year Ended December 31, 2001
                     Unaudited (Dollars in Thousands, Except Per-Share Amounts)



                                                  USFC            Pro Forma                USFC
                                               Historical        Adjustments            Pro Forma

Operating revenue:
   LTL Trucking                                $   1,816,204                            $  1,816,204
   TL Trucking                                       100,439                                 100,439
   Logistics                                         277,393                                 277,393
   Freight Forwarding                                264,611      $  (237,673)   6            26,938
                                                   _________         ________              _________
Total operating revenue                            2,458,647         (237,673)             2,220,974

Operating expenses:
   LTL Trucking                                    1,707,584                               1,707,584
   TL Trucking                                        97,552                                  97,552
   Logistics                                         266,208                                 266,208
   Freight Forwarding                                282,804         (253,055)   6            29,749
   Corporate and other                                18,816           (2,271)   6            16,545
                                                   _________         _________             _________
Total operating expenses                           2,372,964         (255,326)             2,117,638
                                                   _________         _________             _________
Income from operations                                85,683           17,653                103,336

Non-operating income (expense)
   Interest expense                                  (21,469)             505    6           (20,964)
   Interest income                                     2,292              (14)   6             2,278
   Other, net                                           (462)             (37)   6              (499)
                                                     _______           ______                 ______
Total non-operating income (expense)                 (19,639)             454                (19,185)
                                                     _______           ______                 ______
Income before income taxes and minority
   interest                                           66,044           18,107                 84,151

Income tax expense                                   (26,556)          (6,518)   6           (33,074)
Minority interest                                     (1,100)               -                 (1,100)
                                                      _______          ______                 ______
Income from continuing operations                $    38,388       $   11,589           $    49,977
                                                      =======          ======                 ======
Income from continuing
   operations per share:
                                       Basic     $      1.46       $     0.44           $       1.90
                                       Diluted   $      1.43       $     0.44           $       1.87

Average shares outstanding:            Basic      26,309,107       26,309,107             26,309,107
                                       Diluted    26,765,861       26,765,861             26,765,861

See accompanying notes describing pro forma adjustments.

                               USFreightways Corporation ("USFC")
                         Pro Forma Consolidated Statement of Operations
                               For the Year Ended December 31, 2000
                   Unaudited (Dollars in Thousands, Except Per-Share Amounts)


                                                  USFC            Pro Forma                USFC
                                               Historical        Adjustments            Pro Forma

Operating revenue:
   LTL Trucking                                 $  1,913,675                        $      1,913,675
   TL Trucking                                        86,317                                  86,317
   Logistics                                         276,958                                 276,958
   Freight Forwarding                                261,749      $  (250,086)   6            11,663
                                                   _________         _________             _________
Total operating revenue                            2,538,699         (250,086)             2,288,613

Operating expenses:
   LTL Trucking                                    1,737,055                               1,737,055
   TL Trucking                                        81,646                                  81,646
   Logistics                                         260,278                                 260,278
   Freight Forwarding                                265,830         (250,410)   6            15,420
   Corporate and other                                13,578           (2,037)   6            11,541
                                                   _________         ________              _________
Total operating expenses                           2,358,387         (252,447)             2,105,940
                                                   _________         _________             _________
Income from operations                               180,312            2,361                182,673

Non-operating income (expense)
   Interest expense                                  (21,282)             192    6           (21,090)
   Interest income                                       894             (209)   6               685
   Other, net                                           (572)            (549)   6            (1,121)
                                                     ________            _____               _______
Total non-operating income (expense)                 (20,960)            (566)               (21,526)
                                                     ________            _____               _______
Income before income taxes and
     minority interest                               159,352            1,795                161,147

Income tax expense                                   (64,262)            (646)   6           (64,908)
Minority interest                                      1,708                -                  1,708
                                                      ______            _____                 ______
Income from continuing operations                 $   96,798       $    1,149           $     97,947
                                                      ======            =====                 ======
Income from continuing
   operations per share:
                                       Basic      $     3.68       $     0.04           $       3.72
                                       Diluted    $     3.61       $     0.04           $       3.65

Average shares outstanding:            Basic      26,337,734       26,337,734             26,337,734
                                       Diluted    26,828,046       26,828,046             26,828,046

See accompanying notes describing pro forma adjustments.

                             USFreightways Corporation ("USFC")
                       Pro Forma Consolidated Statement of Operations
                             For the Year Ended December 31, 1999
                    Unaudited (Dollars in Thousands, Except Per-Share Amounts)



                                                  USFC            Pro Forma                USFC
                                               Historical        Adjustments            Pro Forma

Operating revenue:
   LTL Trucking                                $   1,750,309                          $    1,750,309
   TL Trucking                                        44,715                                  44,715
   Logistics                                         206,881                                 206,881
   Freight Forwarding                                225,010       $ (225,010)   6                 -
                                                   _________         _________             _________
Total operating revenue                            2,226,915         (225,010)             2,001,905

Operating expenses:
   LTL Trucking                                    1,578,399                               1,578,399
   TL Trucking                                        41,568                                  41,568
   Logistics                                         190,008                                 190,008
   Freight Forwarding                                216,835         (216,345)   6               490
   Corporate and other                                11,237           (1,813)   6             9,424
                                                   _________         _________             _________
Total operating expenses                           2,038,047         (218,158)             1,819,889
                                                   _________         ________              _________
Income from operations                               188,868           (6,852)               182,016

Non-operating income (expense)
   Interest expense                                  (14,003)             350    6           (13,653)
   Interest income                                     1,129             (132)   6               997
   Other, net                                           (414)             101    6              (313)
                                                     _______          _______                _______
Total non-operating income (expense)                 (13,288)             319                (12,969)
                                                     _______           ______                _______
Income before income taxes                           175,580           (6,533)               169,047

Income tax (expense)/ benefit                        (71,340)           2,352    6           (68,988)
                                                     _______           _______               _______
Income from continuing operations              $     104,240       $   (4,181)          $    100,059
                                                     =======           =======               =======
Income from continuing
   operations per share:
                                       Basic   $        3.95       $    (0.16)          $       3.79
                                       Diluted $        3.79       $    (0.15)          $       3.64

Average shares outstanding:  Basic                26,416,631       26,416,631             26,416,631
                             Diluted              27,478,479       27,478,479             27,478,479

See accompanying notes describing pro forma adjustments.

                        USFreightwayss Corporation ("USFC")
        Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
                              As of June 29, 2002
                             (Dollars in Thousands)


(1)   Cash paid at closing                                     (17,000)
      Estimated transaction costs                              ( 1,400)
                                                               _______

                                                    Total      (18,400)
                                                               =======

(2) As part of the transfer transaction, $6,000 in loans made to Asia in January 2002 were forgiven.


(3) Represents the adjustments to remove the current and non-current assets and liabilites of USF Worldwide, Inc. at closing.



(4)      Represents certain tax related benefits including:
             Accounts receivable, net (benefit realizable from           31,500
             losses associated with the transfer)
             Deferred tax assets                                           (528)
                                                                         ______
                                                           Total         30,972
                                                                         ======
(5) Represents the estimated net after tax loss incurred upon the completion of the transfer:

                        Cash at closing                       (17,000)
                        Notes receivable forgiven              (6,000)
                        Net assets transferred                (18,604)
                        Estimated transaction costs            (1,400)
                        Estimated net tax benefits             30,972
                                                              _______
                        Estimated after tax net loss          (12,032)
                                                              =======

(6) To eliminate the revenue and expenses relating to the discontinued operations of USF Worldwide, Inc. assuming the transfer had occurred at the beginning of the earliest period presented.

(c)Exhibits

The following are filed as exhibits to this report.

Exhibit             Description
Number

2 Share Transfer Agreement among USFreightways Corporation, GPS Logistics, Inc., and Seko Worldwide Acquisition LLC, dated October 17, 2002. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement are omitted. A list of such exhibits and schedules appears after the Agreement.

99.1               Press Release dated October 30, 2002







                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

USFREIGHTWAYS CORPORATION

By:/s/ Christopher L. Ellis
   ________________________
Christopher L. Ellis
Senior Vice President, Finance and Chief Financial Officer

Date:November 12, 2002

EXHIBIT 2



SHARE TRANSFER AGREEMENT among USFreightways Corporation, GPS Logistics, Inc.

and

Seko Worldwide Acquisition LLC

                     Dated as of October 17, 2002

                       SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT (this "Agreement") entered into as of October 17, 2002, by and among USFreightways Corporation, a Delaware corporation ("USF"), GPS Logistics, Inc., a New York corporation ("GPS") and Seko Worldwide Acquisition LLC, an Illinois limited liability company ("I/C Group") (GPS and I/C Group are collectively and jointly and severally referred to as the "Transferee"). Each of USF and Transferee is referred to herein individually as a "Party" and collectively as the "Parties." RECITALS

A. USF owns all of the issued and outstanding shares of capital stock of USF Worldwide Inc., a Delaware corporation ("Worldwide") and USF Worldwide Logistics (UK) Ltd., a company incorporated under the laws of England and Wales ("Worldwide UK") (Worldwide, Worldwide UK and their subsidiaries are collectively referred to as the "Company");

B. USF has determined that the stock of Worldwide is worthless. USF has determined that, after taking into account any capitalization of the outstanding indebtedness due from Worldwide to USF and without regard to any potential cash contribution to Worldwide, the liabilities of Worldwide exceed the fair market value of the assets of Worldwide by more than $17,000,000;

C. USF desires to transfer and Transferee desires to assume ownership of all of the issued and outstanding shares of capital stock of Worldwide and Worldwide UK upon the terms and subject to the conditions set forth in this Agreement; and

D. The Company is engaged in the business of freight forwarding, air, ocean and brokerage operation, international logistics and project forwarding (the "Business").

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows: ARTICLE
1.
THE TRANSACTION

1.1. Transaction. Subject to the provisions of this Agreement, Transferee will assume ownership from USF, and USF will transfer and convey to Transferee, all of the issued and outstanding shares of the common stock, no par value per share of Worldwide ("Worldwide Stock") and the entire share capital of Worldwide UK ("Worldwide UK Stock"), for the consideration specified below in Section 1.2.

1.2. Price. Transferee agrees to pay to USF at the Closing an amount equal to one dollar ($1.00), in cash. 1.3. Allocation of Purchase Price. USF and the Transferee agree that, as of the date hereof, and without regard to the obligation of USF to make the capital contribution required pursuant to Section

4.1 of this Agreement, (i) the stock of Worldwide has a net negative value of not more than negative $17,000,000 (the value may be negative $17,000,000 or negative $18,000,000) and (ii) the total liabilities of Worldwide exceed its total assets by at least $17,000,000.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF USF

2.1. Title. USF has, and the Transferee will acquire good and marketable title to all of the shares of Worldwide Stock, free and clear of any and all security interests, options, restrictions, encumbrances or rights of any nature. The Worldwide UK Stock is being transferred to Transferee with full title guarantee. The Worldwide Stock and the Worldwide UK Stock constitute 100% of the issued and outstanding stock of Worldwide and 100% of the issued share capital of Worldwide UK. Other than the rights granted to Transferee pursuant to this Agreement, there are no preemptive rights, subscription rights, options, warrants, agreements, commitments, understandings or arrangements obligating either Company to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock.

2.2. Power and Authority of USF. USF has the full right, power and authority to execute and deliver this Agreement and all other agreements entered into in connection herewith by USF and to perform USF's obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligations of USF enforceable against USF in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect, and subject to the application of equitable principles and the availability of equitable remedies.

2.3. No Prohibition. Neither USF nor the Company is a party to, subject to nor bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by USF or the consummation of the transactions contemplated hereby.

2.4.  Organization,  Qualification and Corporate Power of
Worldwide and Worldwide UK.
(a) Worldwide is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Worldwide has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.
(b) Worldwide UK has been duly incorporated in England and Wales and is validly existing. Worldwide UK has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.
(c)  Schedule 2.4 lists all subsidiaries of the Company.
(d) A majority of the operations of the Business are conducted through Worldwide and USF Worldwide Logistics Limited, the wholly-owned subsidiary of Worldwide UK.

2.5. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine which violation or conflict would have a material adverse effect or (b) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which USF, Worldwide or Worldwide UK is subject which violation or conflict would in either case have a material adverse effect on Worldwide or Worldwide UK or any provision of its respective Certificates/Articles of Incorporation or By-Laws.

2.6. No Consents.  None of USF, Worldwide or Worldwide
UK is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other person, in order for the Parties hereto to consummate the transactions contemplated hereby, except for such notices, filings, authorizations, consents or approvals which, if not obtained, would not have a material adverse effect.

2.7. Capitalization.

(a) The authorized capital stock of Worldwide consists solely of 1,000 shares of Worldwide Stock, of which 124.21 are issued and outstanding as of the date hereof. Worldwide has not authorized, offered, sold or issued capital stock other than the shares of Worldwide Stock. All of the issued and outstanding shares of Worldwide Stock have been duly authorized, validly issued, fully paid, and nonassessable, and are not subject to any preemptive rights.

(b) The authorized share capital of Worldwide UK consists of 1,000 ordinary shares of UKP1 of which 100 are in issue at the date hereof. Worldwide has not authorized, offered, sold or issued capital stock other than the shares of Worldwide UK Stock. All of the issued shares of Worldwide UK Stock have been duly authorized, have been validly issued, are fully paid, and are not subject to any preemptive rights.

2.8. Broker's Fees. Worldwide and Worldwide UK shall not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. Any fees and expenses payable to Morgan Stanley & Co. Incorporated relating to the transactions contemplated hereby will be paid by USF.

2.9. Environmental Matters. None of USF, Worldwide or Worldwide UK has received any demand, claim, suit, action, administrative proceeding, investigation or inquiry, whether brought by any governmental authority, private person or other party under, arising under, relating to or in connection with any Environmental Laws (as defined below) and, to the knowledge of USF, none is threatened. Except as described on Schedule 2.9, to the knowledge of USF, the Company is substantially in compliance with all Environmental Laws. As used herein, "Environmental Laws" means any law, statute or ordinance enacted by the United States of America or the United Kingdom; or by any state, province, municipality or any other political subdivision thereof or therein, concerning hazardous materials or the protection of human health, safety or the environment, or regulating the discharge of substances into, the environment, and any rules regulations or standards promulgated thereunder by any agency, regulatory authority or commi ssion of any of the foregoing.

2.10. Taxes. All Federal, foreign, state and local income tax returns required to be filed by any date preceding the Closing Date by Worldwide or Worldwide UK in any jurisdiction have, in fact, been filed, all such returns are true and correct in all material respects and all taxes, assessments, fees, and other governmental charges upon Worldwide or Worldwide UK or upon any of its property, income or franchises whether or not shown in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with generally accepted accounting principles have been provided or where the failure to pay such tax, assessment, fee or other governmental charge or file any tax return would not have a material adverse effect on Worldwide or Worldwide UK. There are no outstanding agreements or waivers by or with respect to Worldwide or Worldwide UK that extend the statutory period of limitations applicable to any income tax returns for any period. Worldwide is and as of the Closing will be a member of the "affiliated group" (within the meaning of Section 1504(a) of the Internal Revenue Code) of which USF is the "common parent" and Worldwide is and as of the Closing will be included in the consolidated federal income tax return filed by USF with respect to such affiliated group.

2.11. Litigation. Attached hereto as Schedule 2.11 is a list of all pending and threatened pending litigation against Worldwide and Worldwide UK, which list has been prepared by USF to the best of its knowledge.

2.12. Financial Information. Attached as Schedule 2.12 is a copy of the internal unaudited consolidated balance sheet of the Company as of September 28, 2002 and the unaudited consolidated income statement of the Company for the nine months ended September 28, 2002 (the "Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles and are substantially the same financial statements for the Business that will be used in the preparation of USF's Form 10-Q for the quarterly period ended September 28, 2002.

2.13. Interim Change. Since September 28, 2002, to the knowledge of USF, there has not been (a) any sale, transfer or other disposition of any material asset by the Company, (b) any affirmative assumption of an obligation of USF or any of its affiliates by the Company, (c) any declaration or payment of any dividend or distribution by Worldwide or Worldwide UK, (d) any purchase or redemption of any securities by Worldwide or Worldwide UK (other than mergers of stock) or (d) any payment to USF of any intercompany debt or other intercompany obligation by Worldwide or Worldwide UK.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

3.1. Organization. GPS is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. I/C Group is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois.

3.2. Authorization of Transaction. Transferee has full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The entry into and performance hereof have been duly authorized by all necessary corporate actions on the part of Transferee in accordance with its respective Certificate/Articles of Incorporation, By-Laws, articles of organization, operating agreement and applicable law. This Agreement constitutes a valid agreement, binding upon and enforceable against Transferee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

3.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine which violation or conflict would have a material adverse effect or (b) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Transferee is specifically subject which violation or conflict would have a material adverse effect on Transferee or any provision of its respective Certificate /Articles of Incorporation or By-Laws, articles of organization and operating agreement.

3.4. No Consents. Transferee is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other person in order for the Parties to consummate the transactions contemplated by this Agreement except for such notices, filings, authorizations, consents or approvals which, if not obtained or made, would not have a material adverse effect on Transferee.

3.5. Brokers' Fees. Transferee has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which USF is or could become liable or obligated.

ARTICLE 4.

COVENANTS PRIOR TO CLOSING

4.1. Contribution of Funds. Immediately prior to the Closing, in consideration of Transferee's obligation to assume ownership of the Worldwide Stock and the Worldwide UK Stock, USF agrees to contribute $17,000,000 in cash to Worldwide.

4.2. Outstanding Indebtedness of Worldwide to USF. Immediately prior to the Closing, all of the outstanding indebtedness or payables due from Worldwide and Worldwide UK to USF shall be capitalized except trade payables due subsidiaries or affiliates of USF for services rendered in the ordinary course of business.

4.3. Dismissal of Certain Employees. Certain employees and consultants of Worldwide and Worldwide UK, as mutually agreed to by USF and Transferee, shall be dismissed prior to the Closing and the cost associated with such dismissals shall be borne by Worldwide and Worldwide UK, as the case may be.

4.4. Conduct of Operations. Prior to the Closing, USF will not take any action which will cause the Company (a) not to operate the Business other than in the ordinary course consistent with past practices, (b) not to maintain its existing contractual relationships, and (c) to enter into any transactions (other than the transaction contemplated hereby) outside the ordinary course of business, and USF shall direct all officers of Worldwide and Worldwide UK not to do any of the foregoing.

4.5. Capitalization. As of the Closing Date, Transferee shall have net equity determined under generally accepted accounting principles of not less than $5,000,000 in cash.

4.6. Exclusivity. Until the earlier of the termination of this Agreement pursuant to Article 7 or November 11, 2002, none of USF, Worldwide or Worldwide UK, shall, directly or indirectly, (a) solicit, encourage or initiate any discussion with, (b) negotiate or otherwise deal with, (c) accept any offer from, or provide any information to, any person, other than Transferee, concerning any disposition or sale of Worldwide or Worldwide UK, whether by sale of stock, sale of assets, merger or otherwise, and none of USF, Worldwide or Worldwide UK shall enter into any agreement concerning any of the transactions described herein.

4.7. Confidentiality. Prior to the Closing, Transferee will treat and hold as confidential all of the confidential information of Worldwide and Worldwide UK disclosed to Transferee by USF (the "Confidential Information"), and shall refrain from using or disclosing any of the Confidential Information except (a) to authorized representatives of Transferee, or (b) to counsel or other advisers (provided such advisers other than counsel agree to comply with the confidentiality provisions of this Section 4.7), unless disclosure is required by law or order of any governmental authority under color of law. In the event that, prior to the Closing, Transferee is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Transferee will notify USF promptly of the request or requirement so that USF may seek an appropriate protective order or waive comp liance with the provisions of this Section 4.7. If, in the absence of a protective order or the receipt of a waiver hereunder, Transferee is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Transferee may disclose the Confidential Information to the tribunal; provided, however, that Transferee shall, upon the request of USF, exert all reasonable efforts to obtain, at the reasonable request of USF, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as USF shall reasonably designate.

4.8. Press Release and Announcements. Prior to the consummation of the transactions contemplated hereby, no press releases or public announcement relating to this Agreement and the transactions contemplated herein, or other announcements to the employees, independent contractors, clients, referral sources, customers and suppliers of the Company's business will be issued without the joint approval of Transferee and USF; provided that the foregoing restriction shall cease to apply to announcements to the extent that USF believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (provided that in such case USF shall use its best efforts to provide Transferee with an advance copy of such announcement).

ARTICLE 5.
CONDITIONS TO OBLIGATIONS OF TRANSFEREE The obligations of Transferee to consummate the transactions contemplated hereby are subject to satisfaction at or prior to the Closing Date of the following conditions:

5.1. Representations and Warranties. The representations and warranties of USF contained in this Agreement shall be true and correct in all material respects as of the date when made and on the Closing Date as if made again on the Closing Date;

5.2. Obligations. USF shall have performed and complied in all material respects with all of its respective covenants, duties and obligations hereunder through the Closing Date;

5.3. USF's Certificate. USF shall have delivered a certificate dated the Closing Date, signed and verified by an executive officer of USF certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled;

5.4. Corporate Resolutions. USF shall have delivered to Transferee (i) a copy of the text of the resolutions by which the corporate action on the part of USF necessary to approve this Agreement were taken, certified by USF's Secretary and
(ii) an incumbency certificate signed by USF's secretary certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

5.5. Transition Services Agreement. Transferee and USF shall have entered into a Transition Services Agreement in substantially the form attached hereto as Exhibit A ("Transition Services Agreement"), subject to such modifications as shall be agreed to by the Parties prior to the Closing; and

5.6. Trademark License Agreement. Transferee and USF shall have entered into a Trademark License Agreement in substantially the form attached hereto as Exhibit B ("Trademark License Agreement"), subject to such modifications as shall be agreed to by the Parties prior to the Closing;

5.7. Access and Information USF will and will cause both Companies to promptly provide Transferee and its employees, lenders, financial advisors, attorneys, accountants and other authorized representatives (collectively, the "Transferee Representatives") with free and full access to the Company's premises, books and records, and its employees, accountants, vendors, suppliers, distributors, customers of Worldwide and Worldwide UK (collectively, the "Worldwide Representatives") so that Transferee will have an opportunity to fully and completely investigate the Business and its operations, assets, contracts, liabilities and prospects. USF will cause all Worldwide Representatives to fully cooperate with Transferee and will cause all requested documents and information to be delivered promptly to Transferee and the Transferee Representatives.

ARTICLE 6.

CONDITIONS TO OBLIGATIONS OF USF The obligations of USF to consummate the transactions contemplated hereby are subject to satisfaction at or prior to the Closing Date of the following conditions:

6.1. Representations and Warranties. The representations and warranties of Transferee contained in this Agreement shall be true and correct in all material respects as of the date when made and on the Closing Date as if made again on the Closing Date;

6.2. Obligations. Transferee shall have performed and complied in all material respects with all of its respective covenants, duties and obligations hereunder through the Closing Date;

6.3. Transferee's Certificate. Transferee shall have delivered a certificate dated the Closing Date, signed and verified by an officer of each of GPS and I/C Group certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled; and

6.4. Corporate Resolutions. Transferee shall have delivered to USF (i) a copy of the text of the resolutions by which the corporate actions on the part of GPS and I/C Group necessary to approve this Agreement were taken, certified by GPS's and I/C Group's Secretary and (ii) an incumbency certificate signed by GPS's and I/C Group's Secretary certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

ARTICLE 7.

TERMINATION

7.1. Termination. Either USF or Transferee may terminate this Agreement at any time prior to the Closing Date as provided below:
(a) USF and  Transferee  may terminate this Agreement by mutual written consent;
(b) Transferee may terminate this Agreement upon written notice to USF in the event USF has breached any representation, warranty or covenant contained of USF in this Agreement which has not been cured prior to such termination upon at least ten days' prior written notice to USF; or
(c) USF may terminate this Agreement upon written notice to Transferee in the event Transferee has breached any representation, warranty or covenant of Transferee contained in this Agreement which has not been cured prior to such termination upon at least 10 days' prior written notice to Transferee.

7.2. Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement will forthwith become void and there will be no further liability on the part of the Transferee or USF, except that (i) the covenants and agreements set forth in Sections 4.7 and 12.9 and this Section 7.2 shall survive such termination indefinitely; (ii) in the case of a termination by Transferee pursuant to Section 7.1(b), USF shall pay GPS and I/C Group its actual out of pocket expenses not to exceed $200,000 as their sole remedy for any breach by USF hereunder; and (iii) in the case of a termination by Transferee pursuant to Section 7.1(c), GPS and I/C Group, jointly and severally, shall pay USF its actual out of pocket expenses not to exceed $200,000 as USF's sole remedy for any breach by GPS and I/C Group hereunder, of which 50% shall be paid by GPS and 50% shall be paid by I/C Group.

ARTICLE 8.

CLOSING

8.1. Time and Place of Closing. The consummation of the acquisition of the Worldwide Stock and the Worldwide UK Stock and the related transactions and deliveries herein provided for ("Closing") shall take place at 10:00 a.m., local time, on October 30, 2002, at the offices of Sachnoff & Weaver, Ltd., or at such other time or place as the parties hereto may mutually agree. The date and time of Closing are referred to herein as the "Closing Date."

8.2. Documents to be Delivered by USF. At the Closing, the following instruments and documents shall be delivered or provided to Transferee by USF:
(a) Certificates evidencing all of the issued and outstanding Worldwide Stock and Worldwide UK Stock, together with executed assignments or stock transfers, as the case may be, separate from certificates sufficient to effect the transfers thereof to Transferee;
(b) The certificates referred to in Sections 5.3 and 5.4;
(c) The  corporate  minute book and stock ledger of Worldwide  and Worldwide UK;
(d) An executed copy of the Transition Services Agreement;
(e) An executed copy of  the  Trademark  License  Agreement;
(f) Resignations of Norman Carlson, Christopher L. Ellis, Richard C.Pagano and Christopher H. Reehl as officers and/or directors of the Companies, and if requested by Transferee, the resignation of any other director; and
(g) Such other documents or instruments as Transferee may reasonably request in order to give effect to the transactions contemplated hereby.

8.3. Documents to be Delivered by Transferee. At the Closing, the following instruments and documents shall be delivered or provided to USF by Transferee:

(a) Transferee shall deliver in cash the amount set forth in Section 1.2 hereof;
(b) A balance sheet of Transferee dated as of the Closing Date and certified by an officer of GPS and manager of I/C Group reflecting net equity of not less than $5,000,000 in cash;
(c) The certificates referenced in Sections 6.3 and 6.4;
(d) An executed copy of the Transition Services Agreement;
(e) An executed copy of the Trademark License Agreement; and
(f) Such other documents or instruments as USF may reasonably request in order to give effect to the transactions contemplated hereby.

ARTICLE 9.

POST-CLOSING OBLIGATIONS OF THE PARTIES

9.1. Further Obligations of the Parties. Each party shall execute all certificates, instruments and other documents and take all actions reasonably requested by the other party to effectuate the purposes of this Agreement and to consummate and evidence the consummation of the transactions herein provided for.

9.2. Agreement Not to Sell or Merge Worldwide UK. Transferee agrees that for a period ending on December 31, 2003, Transferee shall not enter into any transaction or series of transactions pursuant to which any person(s) or entity(ies) other than Transferee or a Permitted Transferee (as defined herein) acquire(s), directly or indirectly: (i) capital stock of Worldwide UK possessing the voting power to elect a majority of Worldwide UK's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of Worldwide UK's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or; (ii) all or substantially all of Worldwide UK's assets determined on a consolidated basis unless Transferee pays USF a cash sum equivalent to 25% of the gain received by Transferee in such transaction and 25% of any dividends or distributions by Transferee or Worldwide UK prior to such transaction. Nothing herein shall restrict Transferee from engaging in a spin-off, d istribution or transfer of the Company or its assets to one or more entities as long as such entities are controlled by any of the parties who directly and/or indirectly controls GPS or the I/C Group as of the date hereof ("Permitted Transferees").

9.3. Agreement Not to Sell or Merge Worldwide. Transferee agrees that for a period ending on December 31, 2003, Transferee or a Permitted Transferee shall not enter into any transaction or series of transactions pursuant to which any Restricted Party (as hereinafter defined) acquire(s), directly or indirectly:
(i) capital stock of Worldwide possessing the voting power to elect a majority of Worldwide's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of Worldwide's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or; (ii) all or substantially all of Worldwide's assets determined on a consolidated basis. As used herein, "Restricted Party" shall mean any of the following companies or affiliates thereof: CNF Transportation, Inc., Con-Way Services, Inc., Roadway Express Inc., Yellow Corporation, Arkansas Best Corporation, FedEx Corporation United Parcel Service, Inc., Consolidated Freightways Corp., Old Dominion Freight Line, Inc. and Overnight Transportation Company.

9.4. Access to Financial Records. The Parties shall cooperate in a reasonable manner with each other for a 5 year period after the Closing Date by providing such access to all financial records of Worldwide and Worldwide UK or related to the Business relating to periods ended prior to the Closing as may be reasonably requested from time to time by either Party for financial reporting or tax purposes including but not limited to access to all accounting books and records, audit workpapers and tax returns and all related records.

9.5. Use of Capital. Transferee shall cause the net equity specified in Section 4.5, along with any amounts contributed to Worldwide by USF prior to the Closing, as described in Section 4.1, to be used exclusively to operate and conduct the Business of the Company or any Permitted Transferee and not for distributions to the members or shareholders of GPS and I/C Group or any of their affiliates, other than Permitted Transferees until after December 31, 2003. Beginning December 31, 2002 and ending December 31, 2003, Transferee shall cause Worldwide and Worldwide UK or their Permitted Transferees to provide USF with a quarterly compliance statement setting forth the amount of shareholders equity of Worldwide, Worldwide UK or their Permitted Transferees and a statement to the effect that no distributions have been made to the members or shareholders of GPS and I/C Group or any of their affiliates.

9.6. Payment of Trade Payables. Transferee shall cause Worldwide and Worldwide UK to pay or otherwise satisfy all outstanding trade payables of Worldwide and Worldwide UK as soon as practicable after the Closing in accordance with existing trade terms, including but not limited to, obligations to Forward Air and Kitty Hawk.

9.7. Maintenance of Existing Relationships. Transferee and USF shall maintain existing relationships between the motor carrier and logistics subsidiaries of USF and the Company under existing terms.

9.8. Letters of Credit. USF shall continue for a 90 day period from Closing all Worldwide and Worldwide UK letters of credit and customs clearance bonds presently in place. Transferee shall cause all letters of credit and custom clearance bonds listed on Schedule 9.8 to be replaced not later than 90 days from Closing and shall indemnify and hold USF harmless from any and all amounts which may be drawn against such letters of credit and custom clearance bonds pursuant to Section 11.4 hereunder. In the event Transferee shall fail to cause such letters of credit and custom clearance bonds to be cancelled or replaced with letters of credit or custom clearance bonds supporting the same obligations within such 90 day period, Transferee shall establish or cause to be established a cash collateral account equal to the total amount that can be drawn on such letters of credit which account shall be assigned to USF as security for Transferee's obligation to reimburse USF for any amounts drawn against the letters of credit until all replacement letters are issued.

9.9. Guarantees. The Parties acknowledge that USF has guaranteed certain lease and other obligations of Worldwide and Worldwide UK including obligations to Forward Air and Kitty Hawk. Transferee shall undertake to cause USF to be released from all guarantees listed on Schedule 9.9 as soon as practicable after the Closing and to indemnify and hold USF harmless from any liability or loss arising from such guarantees pursuant to Section 11.4 hereunder.

9.10. Obligations to Larry Bauer. Transferee shall undertake to satisfy all obligations to pay principal and accrued interest under a certain promissory note payable to Larry Bauer provided that such amount does not exceed $880,209 as of September 28, 2002.

9.11. Put Option.
(a) USF shall grant to Transferee for a period commencing sixty days after the Closing and ending six months from the Closing the right to put ("Put Option") its stock interest in, or assets used exclusively in, and the liabilities related to, (a) the Company's ocean freight forwarding business formerly known as USF Coast Consolidators Inc. involving traffic originating in Los Angeles, California and San Francisco, California and destined to Hawaii, Guam or any other United States possessions in the Pacific Ocean and
(b) the Company's ocean freight forwarding business formerly known as (1) USF Caribbean Services Inc. involving traffic originating in Jacksonville, Florida, Newark, New Jersey and Charleston, North Carolina and destined to Puerto Rico or any other United States possession in the Caribbean and
    (2) the CaroTrans or PRE Trans business involving traffic originating in Puerto Rico and destined to all points in the United States. The exercise of the Put Option shall be subject to the condition that the business which is the subject of the Put Option shall be in no worse than substantially the same condition as the condition of such business at the time of Closing. Upon the exercise of the Put Option by written notice to USF and subject to conditions to be agreed upon in documentation (which will be no more extensive than those contained in this Agreement), USF shall pay the Transferee $3,000,000 in cash at closing which shall take place as soon as practicable after such notice.
(b) In the event the Put Option is exercised, USF agrees to the following:

(i) To sublease from Worldwide, one-half of the remaining office and warehouse space at the San Francisco location which has not been subleased to third parties at the current rental rate for such remaining space for the remainder of the existing term. Transferee shall cause Worldwide to cooperate with USF to accommodate additional space needs at such facilities.

(ii) To sublease from Worldwide, one-half of the remaining office and warehouse space at the Los Angeles location which has not been subleased to third parties at the current rental rate for such remaining space for a period of six months from the date of the exercise of the Put Option. At the end of the six month period, the sublease shall continue as a month to month lease which shall be terminable by Worldwide or USF upon thirty days notice.

9.12. Non-Competition. (a) USF hereby agrees that, except as otherwise provided herein, during the period beginning on the Closing Date and ending on the three year anniversary of the Closing (the "Non-Competition Period"), it will not, either directly or indirectly, Participate in any Restricted Business, anywhere in the world. For purposes of this Agreement, (A) the term "Participate" means to have any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided, that the term "Participate" shall not include ownership of less than one percent of a class of stock of a publicly-held corporation which is traded on a national securities exchange or in the over-the-counter market provided USF does not have any active participation in the business or management of such entity; and (B) the term "Restricted Business" means any enterprise, business or venture engaged in or which p roposes to engage in the air and international ocean freight forwarding business and custom brokerage business; provided, however, that nothing herein shall restrict USF from Participating in the ocean freight forwarding business involving traffic originating in and destined to any point within the continental United States of America, Alaska, Hawaii, Puerto Rico or a territory or possession of the United States of America. (b) During the Non-Competition Period, USF will not solicit any employee or contractor of Worldwide or Worldwide UK, the Transferee or their affiliates to become an employee or contractor of USF or any of its subsidiaries or affiliates, except that in the event Transferee exercises the Put Option, USF shall be entitled to solicit or cause to be solicited the employees of the business which is the subject of the Put Option. (c) During the Non-Competition Period, USF will treat and hold as confidential all of the Confidential Information, and shall refrain from using or disclosing any of the Confidential Information except (a) to authorized representatives of USF, or (b) to counsel or other advisers (provided such advisers other than counsel agree to comply with the confidentiality provisions of this Section 9.12(c)), unless disclosure is required by law or order of any governmental authority under color of law. In the event that, during the Non-Competition Period, USF is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, USF will notify Transferee promptly of the request or requirement so that Transferee may seek an appropriate protective order or waive compliance with the provisions of this
Section 9.12(c). If, in the absence of a protective order or the receipt of a waiver hereunder, USF is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, USF may disclose the Confidential Information to the tribunal; provided, however, that USF shall, upon the request of Transferee , exert all reasonable efforts to obtain, at the reasonable request of Transferee, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Transferee shall reasonably designate.

9.13. Continued Assistance. Following the Closing, USF shall refer to Transferee as promptly as practicable any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Business, including, without limitation, any misdirected payments of accounts receivables.

9.14. Credit Facilities. Not later than 120 days from the Closing, Company or Transferee shall have obtained credit facilities for not less than $10,000,000 from reputable financing sources.


ARTICLE 10.

TAX MATTERS

10.1. Liability for Taxes. USF shall be liable for, and shall indemnify and hold Transferee, Worldwide and Worldwide UK harmless from and against (i) any income taxes imposed on or incurred by Worldwide arising out of the inclusion of Worldwide in the affiliated group of which USF is the common parent, any predecessor group or any combined, consolidated, unitary or similar group prior to the Closing Date, and (ii) any income taxes imposed on or incurred by Worldwide or Worldwide UK for any taxable period ending on or prior to the Closing Date (or the portion of any such taxes for any taxable period beginning on or before and ending after the Closing Date which is allocable to the portion of such period occurring on or before the Closing Date). For purposes of the preceding sentence, the portion of any income taxes allocable to the period occurring on or before the Closing Date shall be determined by assuming that such period constitutes a separate taxable period of Worldwide or Worldwide UK and by taking i nto account the actual taxable events occurring during such period.

10.2. Tax Allocation Agreements. Effective as of the Closing, all liabilities and obligations between Worldwide and Worldwide UK, on the one hand, and USF and any its affiliates, on the other hand, under any tax indemnity, sharing, allocation or similar agreement or arrangement in effect prior to the Closing shall be extinguished in full, and any liabilities or rights existing under any such agreement or arrangement shall cease to exist and shall no longer be enforceable.

10.3. Cooperation and Exchange of Information. Each Party will provide the other with such cooperation and information as they may reasonably request of each other in preparing or filing any tax return or claim for refund or in conducting any audit or other proceeding in respect of taxes imposed on the Parties or their respective affiliates. The Parties will preserve and retain all tax returns, schedules, work papers and all material records or other documents relating to any such tax returns, claims, audits or other proceedings until the expiration of the statutory period of limitations of taxable periods to which such documents relate and shall make such documentation available to the other Party upon reasonable notice and at reasonable times. Any information obtained pursuant to this Section 10.3 shall be kept confidential, except as may be otherwise necessary in connection with the filing of tax returns or claims for refund or in conducting any audit or other related proceeding.

10.4. Survival of Obligations.  The obligations of the Parties set forth in this
Article 10 shall be unconditional and absolute and shall remain in effect without limitation as to time.

10.5.  Conflict.  In the event of a  conflict  between  the  provisions  of this
Article 10 and any other  provisions of this  Agreement,  the provisions of this
Article 10 shall control.

ARTICLE 11.

SURVIVAL OF WARRANTIES AND INDEMNIFICATION

11.1.  Survival All of the  representations  and  warranties of USF contained in
Article 2 hereof shall survive the Closing and shall continue in full force and effect for a period of: (i) three months with respect to the representations set forth in Section 2.9 and 2.11; (ii) the applicable statute of limitations with respect to the representations set forth in Section 2.10 and; (iii) six months with respect to all other representations set forth in Article 2 (the "Transferee Indemnification Survival Period"), after which such representations and warranties shall terminate and have no further force or effect. All of the representations and warranties of Transferee contained in Article 3 hereof shall survive the Closing and shall continue in full force and effect for a period of six months ("the "USF Indemnification Survival Period") All post-Closing covenants of the Parties contained in Article 9 of this Agreement shall survive the Closing and shall continue in full force thereafter.

11.2. Indemnification by USF. Subject to Section 11.3, USF shall indemnify, defend and hold Transferee harmless from and against the entirety of any Adverse Consequences (as defined below) Transferee may suffer, sustain or become subject to, through and after the date of the claim for indemnification ("Transferee Indemnifiable Losses"), directly caused by: (i) any breach or inaccuracy of any representation or warranty of USF set forth in this Agreement or in the schedules, exhibits or certificates delivered by USF in connection herewith;
(ii) any nonfulfillment or breach of any covenant or agreement on the part of USF set forth in this Agreement; and (iii) any liability under Gerald Post v. USFreightways Corporation (Case No. 02L007414) or any related claim. As used herein, "Adverse Consequences" shall mean all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, penalties, fines, costs, amounts paid in settlement, liabilities, losses, taxes, expenses and fees and including all attorneys' fees and court costs.

11.3. Limits on USF Indemnification. The obligation of USF to indemnify Transferee under Section 11.2 above shall be subject to the following: (a) The aggregate amount of Transferee Indemnifiable Losses to be paid by USF for a breach described in Section 11.2(i) hereunder shall not exceed $100,000; and (b) USF shall have no obligation to indemnify Transferee from and against any Transferee Indemnifiable Losses under Section 11.2(i) unless Transferee makes a written claim within the Transferee Indemnification Survival Period with respect to the breach of which gives rise to Transferee Indemnifiable Losses. USF shall have no obligation to indemnify Transferee from and against any Transferee Indemnifiable Losses under Sections 11.2(ii) and 11.2(iii) unless Transferee makes a written claim with respect to the breach of which gives rise to Transferee Indemnifiable Losses

11.4. Indemnification by Transferee. Subject to Section 11.5, Transferee shall indemnify, defend and hold USF harmless from and against the entirety of any Adverse Consequences USF may suffer, sustain or become subject to, through and after the date of the claim for indemnification ("USF Indemnifiable Losses"), directly caused by: (i) any breach or inaccuracy of any representation or warranty  of  Transferee  set  forth  in this  Agreement,  or in the  schedules, exhibits or certificates delivered by it in connection herewith; (ii) any nonfulfillment or breach of any covenant or agreement on the part of Transferee set forth in this Agreement; (iii) any claims by an independent facilities contractor relating to actions or inactions of the Transferee, the Company or any of its Permitted Transferees whether arising prior to or after the Closing; or (iv) any claims by third parties to the extent related to actions or inactions of the Transferee, the Company or any of its Permitted Transferees after the Closing, includi ng but not limited to (A) any liability under the WARN Act related to actions or inactions after the Closing or (B) any liability for severance costs or other amounts associated with the terminations of any employees or contractors of the Company related to actions or inactions after the Closing.

11.5. Limits on Transferee's Indemnification. The obligation of Transferee to indemnify USF under Section 11.4 above shall be subject to the following: (a) The aggregate amount of USF Indemnifiable Losses to be paid by USF for a breach described in Section 11.4(i) hereunder shall not exceed $100,000; and (b) Transferee shall have no obligation to indemnify USF from and against any USF Indemnifiable Losses under Section 11.4(i) unless USF makes a written claim within the USF Indemnification Survival Period with respect to the breach of which gives rise to USF Indemnifiable Losses. Transferee shall have no obligation to indemnify USF from and against any USF Indemnifiable Losses under Sections 11.4(ii), 11.4(iii) and 11.4(iv) unless USF makes a written claim with respect to the breach of which gives rise to USF Indemnifiable Losses.

11.6. Matters Involving Third Parties. (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim by such Indemnified Party for indemnification against any other Party (the "Indemnifying Party") under this Agreement, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is damaged thereby. (b) Any Indemnifying Party will have the right to assume the defense of the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice, reasonably satisfactory to the Indemnified Party, so long as (i) the Indemnifying Party notifies the Indemnified Party, within 15 days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party (or by such earlier date as may be necessary under applicable procedural rules in order to file a timely appearance and response) that the Indemnifying Party is assuming the defense of such Third Party Claim and will indemnify the Indemnified Party against such Third Party Claim in accordance with the terms and limitations of this Section 11.6(b), and (ii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. Notwithstanding the foregoing, USF shall be entitled to control the defense of any Third Party Claim brought against USF by an independent facilities contractor. (c) So long as the conditions set forth in Section 11.6(b) are and remain satisfied, then (i) the Indemnifying Party may conduct the defense of the Third-Party Claim in accordance with Section 11.6(b); (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has an actual or potential conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed), (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement, which either imposes an injunction or other equitable relief upon the Ind emnified Party or does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, and (v) the Indemnified Party shall, at the Indemnifying Party's reasonable request and at the Indemnifying Party's expense, cooperate in the defense of the matter. In the event that the conditions in
Section 11.6(b) are not satisfied in the case of any Third Party Claim, then the Indemnified Party may assume control of the defense of such claim; provided that, except as provided in Section 11.6(d) below, the Indemnified Party may not enter into any settlement or consent to the entry of any judgment with respect to the matter without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. (d) If any injunction or other equitable relief is entered against the Indemnified Party during the course of any Third Party Claim, if brought during the Survival Period, and such injunction or equitable relief is not removed within 10 days (an "Indemnified Party Controlled Claim"), then (i) the Indemnified Party may assume control of the defense of, and, subject to the provisions of this Section 11.6(d), consent to the entry of any judgment or enter into any settlement with respect to, such Indemnified Party Controlled Claim; and (ii) the Indemnifying Parties will remain responsible in accordance with the terms and limitations of this Section
11.6 for any Transferee Indemnifiable Losses or USF Indemnifiable Losses which Transferee or USF may suffer arising out of or relating to such Indemnified Party Controlled Claim. The Indemnified Party may consent to the entry of any judgment or enter into any settlement of any Indemnified Party Controlled Claim in any manner it may deem appropriate, and the Indemnify ing Party shall not be entitled to raise any objection in any other forum or proceeding to the amount or appropriateness of any such judgment or settlement.

11.7. Set-Off For Pending Claims. As of the time USF becomes required to indemnify or make any payments to Transferee under any provision of this Agreement including but not limited to Sections 9.11 and 11.2, in addition to any other right available to USF hereunder at law or in equity, USF shall, notwithstanding the foregoing provisions, be entitled to withhold from such payments an amount equal to (i) the amount of all claims for USF Indemnifiable Losses which have theretofore been finally resolved against Transferee but have not been paid and (ii) all amounts arising from Transferee's failure to perform under Sections 9.2, 9.6, 9.8, 9.9 and 9.10.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

12.2. Entire Agreement. Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior communications, understandings, agreements, or documents with regard thereto.

12.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party's rights, interests, or obligations hereunder without the prior written approval of the other Parties, except for assignments by Transferee to Permitted
Transferees (with notice to USF); provided that, in no event, shall any assignment relieve Transferee of any liability or obligation hereunder.

12.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

12.5. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) 3 business days after it is sent by registered or certified mail, return receipt requested, postage prepaid; (ii) 1 business day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail); or (iii) 1 business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

If to Transferee:                                With a copy to:
GPS Logistics, Inc.                        McDermott, Will and Emery
175-18 147th Avenue                        227 West Monroe Street
Jamaica, New York 11434                    Chicago, Illinois 60606
Attn:Paul Fitzpatrick, President           Attn:Brooks Gruemmer, Esq.
Fax:718/995-8088                           Fax:312/984-7700
And

Seko Worldwide Acquisition LLC            Goldberg & Simpson PSC
c/o WJW Enterprises, Inc.                 3000 National City Tower
48W375 Immelman Lane                      101 South Fifth Street
Hampshire, Illinois 60140                 Louisville, Kentucky 40202
Attn:William J. Wascher, President        Attn:Steven A. Goodman, Esq.
Fax: 847/683-1917                         Fax:502/581-1344


If to USF:                                    And a copy To:
USFreightways Corporation                 Sachnoff & Weaver, Ltd.
8550 West Bryn Mawr Avenue                30 South Wacker Drive
Suite 700                                 Suite 2900
Chicago, Illinois  60631                  Chicago, Illinois 60606
Attn:Richard C. Pagano,
Senior Vice President, General
Counsel and Secretary                     Attn:Joel R. Schaider, Esq.
Fax:312/207-6400                          Fax:773/824-2200

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

12.6. Governing Law; Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. The Parties agree that any legal action or proceeding arising out of or relating to this Agreement shall be instituted in the United States District Court of the Northern District of Illinois, Eastern Division. Transferee irrevocably and unconditionally agree to submit to the jurisdiction of such court in any such action or proceeding and expressly waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it now or hereafter has in any such action or proceeding. Transferee agrees that service of process may be made by mailing a copy of the summons to it at its address set fort h above or at such other address which Transferee may subsequently specify to USF by written notice.

12.7. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Transferee and USF. No waiver by any Party of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind

12.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within whic h the judgment may be appealed.

12.9. Expenses. Except as otherwise explicitly provided in this Agreement, each of Transferee and USF will bear its own direct and indirect costs and expenses (including fees and expenses of legal counsel, audit and accounting fees, investment bankers, brokers or other representatives or consultants) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. USF will pay any fees and expenses payable to Morgan Stanley & Co. Incorporated. All legal, accounting and other fees and expenses incurred by the Company or USF related to the negotiation and execution of this Agreement and completion of the transactions contemplated by this Agreement will be paid by USF.

12.10. Construction. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not de tract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Notwithstanding the foregoing, in no event shall any party be entitled to "double count" or recover twice with respect to any matter hereunder. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. The term "include" and its derivatives shall have the same construction as the phrase "include, without limitation," and its derivatives. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

12.11. Incorporation of Schedules and Exhibits. The schedules and exhibits attached to this Agreement are incorporated herein by reference and made a part hereof.

12.12. Enforcement Expenses. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing Party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and costs incurred in resolving such dispute.

12.13. Directly or Indirectly. Where any provision in this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken by such Person, directly or indirectly, through one or more intermediaries.

12.14. Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

[SIGNATURE PAGE FOLLOWS]


IN WITNESS WHEREOF, the Parties hereto have executed this Share Acquisition Agreement as of the date first above written.

USFREIGHTWAYS CORPORATION


By: /s/ Samuel K. Skinner
    _____________________
Name:  Samuel K. Skinner
Title:  Chairman and Chief Executive Officer

TRANSFEREE:

GPS LOGISTICS, INC.
By: /s/ Paul Fitzpatrick
    ___________________
Name:  Paul Fitzpatrick
Title:  President

SEKO WORLDWIDE ACQUISITION LLC

By: William J. Wascher
    __________________
Name:  William J. Wascher
Title: Manager


                Schedule of Exhibits and Schedules

Disclosure Statement

Exhibit A - Transition Services Agreement

Exhibit B - Trademark License Agreement



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                         EXHIBIT 99.1

       FOR IMMEDIATE RELEASEFOR FURTHER INFORMATION CONTACT:
WEDNESDAY, OCTOBER 30, 2002           CHRIS ELLIS  773.824.2205



          USFreightways Completes  Freight Forwarding Agreement



Chicago ... USFreightways Corporation (NASDAQ USFC) announced today that it has successfully completed the previously announced transaction with GPS Logistics, LLC and Seko Worldwide Acquisition LLC for the acquisition of USF Worldwide Inc. and USF Worldwide Logistics (UK) Ltd., USF's freight forwarding subsidiaries.

USFreightways (NASDAQ: USFC) provides comprehensive supply chain management services, including high-value next-day, regional and national less-than-truckload (LTL) transportation, logistics, and premium regional and national truckload transportation. For more information, contact the Company at www.usfreightways.com.

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